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                                                                    EXHIBIT 99.1


NEWS RELEASE

For release Thursday, April 10, 2003 -- 7:30 A.M. (Central)

                                                     ANALYST & INVESTOR CONTACT:
                                                   Michael W. Dosland, SVP & CFO
                                                                  (608) 796-4486

                                                                  MEDIA CONTACT:
                                                    John J. Berg, VP - Marketing
                                                                  (608) 796-4436


FIRST FEDERAL CAPITAL CORP (NASDAQ: FTFC)


                            FIRST FEDERAL TO ACQUIRE
                        ST. PAUL-BASED LIBERTY BANCSHARES


LA CROSSE, WI and ST. PAUL, MN - - First Federal Capital Corp (NASDAQ: FTFC), parent company of First Federal Capital Bank, and Liberty Bancshares, Inc., parent company of Liberty State Bank, today jointly announced a definitive merger agreement in which First Federal will acquire Liberty in a transaction valued at approximately $78 million in stock and cash.

Under terms of the agreement, Liberty will merge into First Federal. Liberty shareholders will receive a combination of 37 percent cash and 63 percent shares of FTFC. The transaction is expected to be completed during the third quarter of 2003, subject to regulatory approvals. First Federal plans to convert all deposit and loan customers of Liberty State Bank to its systems at or shortly after closing.

The transaction, approved by directors of both companies, represents First Federal's initial entry into the Twin Cities banking market. Over the past year, the Wisconsin-based holding company has purchased seven banking offices in Minnesota including three full service locations in Rochester purchased from Marquette Bankshares, Inc., and four supermarket locations in the communities of Albert Lea, Austin, Mankato and Rochester acquired from Commercial Federal Corporation. A fifth First Federal supermarket location is scheduled to open in Austin during the second quarter of 2003.

According to First Federal, the purchase price represents approximately 2.2 times the book value of Liberty and 16 times 12-month trailing earnings as of December 31, 2002. First Federal sees this transaction as being neutral to earnings per share in the first year and accretive to earnings thereafter. Information with respect to the transaction's specific pricing structure may be found in the Agreement and Plan of Merger filed on Form 8-K with the Securities and Exchange Commission.

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"The acquisition of Liberty State Bank is a strategic step for First Federal,"
said Jack C. Rusch, First Federal President and CEO. "This marks the first major metropolitan market presence for the Bank. The acquisition opens the opportunity for expansion in a market with enormous potential and furthers our diversification strategy of acquiring successful commercial banks with outstanding business banking personnel and prospects."

Rusch continued, "We have been interested in entering the Twin Cities market for some time. Liberty State Bank, which serves both retail and business customers in a stable and prosperous area, provides an excellent launching point for First Federal's future growth in St. Paul and Minneapolis."

First Federal has five existing locations nearby in Hudson and River Falls, Wisconsin. The nearest Hudson office is within a 20-minute drive of the Liberty office at 176 Snelling Ave. North, St. Paul.

Liberty State Bank has served the Twin Cities for 85 years as a local bank focused on serving the banking needs of individuals and commercial businesses. With year-end assets of nearly $400 million and deposits of $357 million, Liberty is the eighth-largest bank in the Twin Cities MSA.

Tim Macke, President of Liberty Bancshares, Inc., will join First Federal in his current capacity as president and managing officer in the St. Paul market. Macke said, "We are pleased to join with a bank that so closely resembles the Liberty organization. Like us, First Federal is personable, approachable and dedicated to getting the job done well. Their focus on quality and responsiveness are values Liberty customers have come to expect. Both banks are dedicated to creating and building strong relationships. Customers will be able to continue to deal directly with the same Liberty staff they have come to know over the years."

Macke continued, "This merger gives us the opportunity to expand the services we provide, yet allows us to continue to operate as a community bank. We look forward to adding our commercial banking expertise to First Federal's growing franchise. The increased size of our combined institutions will directly benefit our business customers through larger lending capacity, added credit experience and expanded services."

With the addition of the Liberty office, First Federal will grow to 93 locations with assets of $3.5 billion and over 1,300 full time equivalent employees. Liberty's network of 25 ATMs deployed throughout the Twin Cities and other outstate locations will bring the total number of First Federal ATM locations to
142. The combined institution will have loans totaling $2.4 billion and deposits totaling $2.7 billion

Rusch said, "Liberty has long been known for its excellent customer service and its corporate citizenship. Its customers will now be able to look forward to an expanded menu of banking products such as an Indexed Money Market account, Internet Banking, online bill payment and complete brokerage and investment services."


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At closing, the Liberty banking charter will be merged into the First Federal charter and Liberty will take on the First Federal name. The banking office in St. Paul will continue to operate like a community bank, with an emphasis on local decision making. The merger is expected to have minimal impact on Liberty employees.

"Due to First Federal's emphasis on retail banking, mortgage loan origination and our desire to further expand business banking, we believe it is likely that our staff levels in St. Paul will increase once our operations are fully integrated," Rusch said.

Rusch concluded, "This purchase adds emphasis to First Federal's strategy of expanding into attractive markets near or contiguous to its existing markets. St. Paul is Minnesota's capital and second-largest city with a population nearing 300,000. This acquisition opens the door to a metropolitan area of three million residents and impressive growth potential for First Federal. We hope to identify more banking locations for further expansion in St. Paul and Minneapolis in the near future."

First Federal Capital Corp and its banking subsidiary, First Federal Capital Bank (formerly known as First Federal Savings Bank La Crosse-Madison), are headquartered in La Crosse, Wisconsin. The Bank was established in 1934 and serves businesses and consumers through 91 offices and 117 ATMs located in over 40 communities throughout Wisconsin, northern Illinois, and southern Minnesota. The Company provides more than 250,000 households with checking, savings, investment and loan products. Over the past 10 years, First Federal has tripled the size of its office network and is a leader in the supermarket banking industry with 49 in-store locations. In addition, First Federal provides commercial real estate lending services and holds a dominant market share position for residential mortgage lending in many of its markets. The Company offers business banking products in Rochester, Minnesota, as well as La Crosse, Wausau, and Oshkosh, Wisconsin, and is moving ahead with plans to extend these product offerings to other select markets in 2003.


Certain matters in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability as established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include words and phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends to," or similar expressions. Similarly, statements that describe First Federal's future plans, objectives or goals are also forward-looking statements. First Federal wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release, and to advise readers that various factors could affect First Federal's financial performance and could cause actual results for future periods to differ materially from those anticipated or projected. Such factors include, but are not limited to:
(i) general market interest rates, (ii) general economic conditions, (iii) legislative/regulatory changes, (iv) monetary and fiscal policies of the U.S. Treasury and Federal Reserve, (v) changes in the quality or composition of First Federal's loan and investment portfolios, (vi) demand for loan products, (vii) deposit flow, (viii) competition, (ix) demand for financial services in First Federal's markets, and (x) changes in accounting principles, policies or guidelines.

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